Exhibit 99.1

FOR IMMEDIATE RELEASE

October 3, 2007

CONTACT:	Ronald J. Domanico
Senior Vice President and
Chief Financial Officer
(770) 948-3101

CARAUSTAR INDUSTRIES, INC.

EXITS FIBER CONTAINER AND PLASTICS BUSINESSES

ATLANTA, GA – Caraustar Industries, Inc. (NASDAQ-NMS: CSAR) today announced that it has sold its fiber container operations located in Covington, GA, Orrville, OH, St. Paris, OH, Stevens Point, WI; and its plastics operations in New Smyrna Beach, FL and Union, SC to Sonoco Products Company. Proceeds from the sale of the assets will be used to reduce Caraustar’s debt. Further terms of the transaction were not disclosed.

Michael J. Keough, president and chief executive officer, stated, “The sale of these assets reflects our objective to exit non-core businesses. The transaction brings us closer to the completion of our transformation plan and our commitment to focus on growing our core businesses and achieving sustained profitable growth.”

Caraustar, a recycled packaging company, is one of the world’s largest integrated manufacturers of converted recycled paperboard and is dedicated to providing customers with outstanding value through innovative products and services. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes and cores; folding cartons; gypsum facing paper and miscellaneous other specialty paperboard products. For additional information on Caraustar, please visit the company’s website at www.caraustar.com.

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•        P. O. BOX 115        •        AUSTELL, GA 30168-0115

AUSTELL THREADMILL COMPLEX        •        5000 AUSTELL-POWDER SPRINGS ROAD        •        SUITE 300

AUSTELL, GA 30106-3227        •        PHONE 770 . 948 . 3101

www.caraustar.com